Exhibit 5

Our ref Your ref	GEC/KAT/1065189/0001/J23186267v1

Aptiv PLC 13 Castle Street St Helier Jersey JE1 1ES		April 24, 2024

Dear Sirs

Aptiv PLC (the “Company”) - Registration of Securities under the US Securities Act of 1933, as amended (the “Securities Act”)

1.	Background

1.1

We have acted as the Company’s Jersey legal advisers in connection with the registration of a registration statement on Form S-8 dated April 24, 2024 (the “Registration Statement”) relating to the Aptiv PLC 2024 Long-Term Incentive Plan (the “Plan”).

1.2

Under the Plan, the Company may from time to time grant awards, including in respect of Plan Shares (as defined below), to eligible employees, non-employee directors, consultants and other advisors of the Company or one of its subsidiaries (each, an award holder), and to provide such persons incentives and rewards for performance and/or service.

1.3	The Company has asked us to provide this Opinion in connection with the registration of the Plan Shares under the Securities Act.

2.	Documents Examined

2.1	We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:-

2.1.1	a draft of the Registration Statement in the form in which it is to be filed with the US Securities and Exchange Commission;

Aptiv PLC

April 24, 2024

2.1.2	a copy of the written resolutions of the board of directors of the Company passed on January 31, 2024;

2.1.3	the Company’s certificate of incorporation and memorandum and articles of association as in force as at the date hereof; and

2.1.4	a consent to issue shares dated January 1, 2017 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.

2.2

For the purposes of this Opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

2.3	For the purposes of this Opinion, we have not:

2.3.1

examined any other document relating to the Plan or the Plan Shares (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Registration Statement); and

2.3.2	undertaken any exercise that is not described in this Opinion and, in particular, we have not conducted any searches or enquiries in relation to the Company at any public office or registry in Jersey.

2.4	In this Opinion:

2.4.1

non-assessable means, in relation to any Plan Shares, that no further sum shall be payable by a holder of those Plan Shares in respect of the purchase price of those Plan Shares pursuant to an award made under the Plan; and

2.4.2

Plan Shares means an aggregate of 9,880,000 ordinary shares of $0.01 each in the capital of the Company which are to be issued or transferred to an award holder pursuant to, or in connection with, an award made or to be made under the Plan.

2.5	In this Opinion, headings are for convenience only and do not affect its interpretation.

3.	Assumptions

3.1	For the purposes of giving this Opinion we have assumed:-

3.1.1

that the rules of the Plan have been properly adopted by the Company and that the Plan has been, and will at all times be, (i) operated in accordance with its rules and (ii) legal, valid, binding and enforceable in accordance with its terms;

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April 24, 2024

3.1.2	that the Company’s board of directors (or a duly authorised committee thereof or a duly authorised person or persons appointed by the board of directors as an administrator in respect of the Plan):

(a)	will duly authorise and grant all future awards relating to Plan Shares; and

(b)	will resolve to satisfy all future awards relating to Plan Shares,

in a manner consistent with the board’s or committee’s or administrator’s (as the case may be) fiduciary duties and in accordance with the rules of the Plan and the Company’s articles of association;

3.1.3	that a meeting of the Company’s shareholders has been, or will be, duly convened and held at which it was, or will be, resolved to approve the Plan;

3.1.4

that a meeting of the Company’s board of directors (or a duly authorised committee thereof or a duly authorised person or persons appointed by the board of directors as an administrator in respect of the Plan) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue, or (where applicable) approve the transfer of, the Plan Shares to the relevant award holder;

3.1.5	that no allotment and issue of Plan Shares will result in:

(a)	a breach of any authority to allot ordinary shares conferred on the directors of the Company by the shareholders of the Company; or

(b)	a breach of any pre-emptive or anti-dilution provision in the Company’s memorandum and articles of association; or

(c)	the number of shares reserved for issue under the Plan being exceeded; or

(d)	the authorised share capital of the Company being exceeded;

3.1.6	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s articles of association;

3.1.7

that prior consent of the Jersey Financial Services Commission pursuant to Article 4 of the Control of Borrowing (Jersey) Order 1958 (the “COBO Law”) will be obtained in connection with the issuance of awards under the Plan to persons who do not fall within the categories of persons set out at Article 6(1) of the COBO Law;

3.1.8

that the transferee of any Plan Share will have: (i) the capacity, power and authority; (ii) taken all necessary action; and (iii) obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter

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of any law or regulation applicable to it or as a matter of any agreement binding on it), to become the registered holder of that Plan Share in accordance with all applicable laws;

3.1.9	that all Plan Shares have been, or will be, duly allotted and issued and (where applicable) transferred, in accordance with the Company’s articles of association;

3.1.10	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.11	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.12

the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

3.1.13	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

3.1.14	that no Plan Share shall be issued at a discount to its par value.

4.	Opinion

As a matter of Jersey law and based on, and subject to, the assumptions and limitations set out in this Opinion, we are of the opinion that, in relation to the Plan Shares to be allotted and issued, or transferred, to an award holder under the Plan in settlement of the award holder’s award, upon the:

4.1	receipt in full by the Company of all amounts payable by the award holder under the Plan in respect of the award holder’s award; and

4.2	entry of the name of the award holder as the holder of those Plan Shares in the Company’s register of members,

those Plan Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

This Opinion is subject to any matter of fact not disclosed to us.

6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

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April 24, 2024

6.2

This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3

We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4

We consent to the filing of a copy of this Opinion as Exhibit 5 and 23.2 to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Carey Olsen Jersey LLP

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